Exhibit 24

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement or registration statements on an appropriate form and any amendments thereto registering common stock under the Company’s Dividend Reinvestment and Stock Purchase Plan (DRPlus), as authorized by the Company’s Board of Directors on May 15, 2026; and

WHEREAS, each of the individuals identified below is a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Martin J. Lyons, Jr. and/or Leonard P. Singh and/or David M. Feinberg and/or Theresa A. Shaw the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said registration statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 15th day of May, 2026:

Cynthia J. Brinkley, Director	/s/ Cynthia J. Brinkley

Ward H. Dickson, Director	/s/ Ward H. Dickson

Jamie L. Engstrom, Director	/s/ Jamie L. Engstrom

Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons

Rafael Flores, Director	/s/ Rafael Flores

Richard J. Harshman, Director	/s/ Richard J. Harshman

Craig S. Ivey, Director	/s/ Craig S. Ivey

Steven H. Lipstein, Director	/s/ Steven H. Lipstein

Leo S. Mackay, Jr., Director	/s/ Leo S. Mackay,Jr.

Timothy S. Rausch, Director	/s/ Timothy S. Rausch

Steven O. Vondran, Director	/s/ Steven O. Vondran